Exhibit 99.1

Worldwide Corporate Headquarters One Lagoon Drive 4th Floor Redwood City, CA 94065 www.equinix.com +1 650 598 6000 MAIN +1 650 598 6900 FAX

FOR IMMEDIATE RELEASE

Equinix to Extend Market Leadership in Australia

through Acquisition of Metronode

Expands national footprint, adding 10 data centers with four new metros helping customers capitalize on interconnection opportunities and move IT infrastructure closer to the edge

REDWOOD CITY, Calif. – December 17, 2017 – Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced that it has entered into an agreement with Ontario Teachers’ Pension Plan to acquire all of the equity interests in the Metronode group of companies, an Australian data center business, in an all-cash transaction for A$1.035 billion, or approximately US$792 million. Metronode is a leading data center provider operating facilities throughout Australia, housing mission-critical internet and communications infrastructure for some of Australia’s largest corporations, government agencies, telecommunications and IT service providers. Metronode generated approximately A$60 million, or approximately US$46 million, of revenues in the 12 months ending September 30, 2017, with a margin profile accretive to the Equinix Asia-Pacific business. The acquisition agreement was signed on December 15, 2017, and the transaction is expected to close in the first half of 2018, subject to some closing conditions including regulatory approval.

The acquisition of Metronode will further strengthen the leadership position of Equinix in the Asia-Pacific region and support its ongoing global expansion. As a result of the transaction, Equinix will expand its national footprint by adding 10 data centers, strengthening its position in Sydney and Melbourne, and adding a presence in Perth, Canberra, Adelaide and Brisbane, four new metros to the Equinix global platform. This will bring the company’s total International Business ExchangeTM (IBX®) data center footprint in Australia to 15 data centers, further extending its global ecosystem coverage and enabling customers to deploy their infrastructure, applications and services closer to the edge.

Highlights/Key Facts

•	Australia’s robust economy has seen 26 years of uninterrupted economic expansion, and has maintained an average GDP growth rate of 3.3 percent[1], the highest rate among developed countries. Digitally enabled innovations are forecast to contribute between A$140–A$250 billion (approximately US$107–US$191 billion) to Australia’s GDP by 2025[2]. The acquisition of Metronode will further extend Platform EquinixTM, providing more businesses with the direct and secure connectivity they need as they increasingly shift to digital business models.

•	The acquisition will complement the growth strategy of Equinix in Australia by adding two data centers in Melbourne, three in greater Sydney (including one in Illawarra), two in Perth, and one in each of Canberra, Adelaide and Brisbane. The acquired Metronode sites add approximately 20,000 square meters of gross colocation space to the Equinix footprint.

[1]	Australian Trade and Investment Commission, Australian Government
[2]	McKinsey report, May 2017

•	Metronode adds more than 80,000 square meters of land, 90 percent of which is owned, to the global portfolio of Equinix. Several of the acquired assets provide Equinix with the opportunity to build additional capacity and capture benefits of scale over time.

•	The acquisition will also enable Equinix to provide diverse second campus locations in its existing Sydney and Melbourne metros, providing customers with network-rich redundant options in these markets. In addition, these new campuses are hyperscale ready, enabling Equinix to support requirements from high-growth global cloud service providers.

•	Metronode’s Perth site on the west coast of Australia will house the landing station for the new Vocus Australia Singapore Cable. When combined with the existing submarine cable deployments in Sydney, Equinix will be positioned as a leading provider of access to intercontinental connectivity across the combined national footprint.

•	According to the Global Interconnection Index, Interconnection is becoming an essential building block of the digital economy. In Asia-Pacific, the Interconnection Bandwidth of the Government & Education sector is expected to see a compound annual growth rate (CAGR) of 69 percent from 2016 to 2020. The enhanced national footprint of Equinix in Australia creates an opportunity to expand on Metronode’s relationships with government agencies across the Australian market, including supporting the New South Wales Government with the provision of capacity in two data centers for the GovDC program.

•	Upon close, the acquisition will bring the total Asia-Pacific coverage of Equinix to 40 data centers, and will extend its global footprint to 200 data centers in 52 markets, providing customers with even more ways to securely deploy, directly connect and effectively scale their digital infrastructure with Platform Equinix.

•	J.P. Morgan served as the financial advisor of Equinix, and Allen & Overy acted as the external legal advisor of Equinix in connection with this transaction. Ontario Teachers’ Pension Plan was advised by UBS and RBC Capital Markets.

Quotes:

•	Samuel Lee, President of Equinix Asia-Pacific:

“Growth and expansion is a continued focus for Equinix as we strive to bring together market leaders and innovators on a single, global interconnection platform. The acquisition of Metronode helps Equinix to accelerate the expansion of our global footprint and support our customers in the region as they move their infrastructure to the edge, closer to their customers and partners.”

•	Jeremy Deutsch, Managing Director, Equinix Australia:

“As well as expanding our national footprint with Metronode’s existing sites, this acquisition also enables us to build out sites that are currently in development to further expand our presence in Australia. This will enable us to continue to deliver the level of excellence and interconnection that our customers expect, and signifies our commitment to the region in supporting the growth of digital businesses. We look forward to welcoming the Metronode team into the Equinix family.”

•	David Yuile, CEO, Metronode:

“With this acquisition, companies operating across Australia will have access to the largest network of highly interconnected data centers in the world. Metronode is excited to become part of an industry-leading company and further help our customers to build their digital infrastructure and drive competitive advantage in the digital age.”

Additional Resources

•	Equinix Expansion Continues in 2017 as Interconnection Demand Soars [blog]

•	Equinix Extends the Digital Edge for Companies with Five New Data Centers and 14 Expansions Opening in 2017 [press release]

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world’s leading businesses to their customers, employees and partners inside the most interconnected data centers. In 48 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. Equinix.com.

Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of data centers from Metronode, the expected benefits from the acquisition and the expected timing for closing the acquisition. When used in this document, the words “anticipates,” “can,” “will,” “look forward to,” “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Factors that might cause such differences include, but are not limited to, the failure of one or more conditions to the acquisition of data centers from Metronode to be satisfied; the occurrence of any event, change or other circumstance that would compromise our ability to complete the acquisition of such data centers from Metronode within the expected timeframe or at all; the possibility that the anticipated benefits from the proposed acquisition cannot be fully realized or may take longer to realize than expected; unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including the data centers we may acquire from Metronode; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the Metronode data centers; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those acquired from Metronode; competition from existing and new competitors; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Equinix. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc.

International Business Exchange and Platform Equinix are trademarks of Equinix, Inc.

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Media Contact (Global)

Michelle Lindeman

+1 650-598-6361

mlindeman@equinix.com

Media Contact (Asia-Pacific)

Annie Ho

+852 2970-7761

annho@ap.equinix.com

Investor Relations Contacts

Katrina Rymill

+1 650-598-6583

krymill@equinix.com

Chip Newcom

+1 650-598-6262

cnewcom@equinix.com

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